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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          ---------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): August 2, 2005
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                           GTECH Holdings Corporation
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


              1-11250                                     05-0450121
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      (Commission file number)             (IRS Employer Identification Number)


              55 Technology Way, West Greenwich, Rhode Island 02817
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 401-392-1000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     [ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

     On August 2, 2005, GTECH Holdings Corporation ("Holdings") and GTECH Corporation, the wholly-owned subsidiary of Holdings (collectively with Holdings, the "Company"), entered into an Amended and Restated Employment Agreement (the "August 2005 Employment Agreement") with W. Bruce Turner, the Company's Chief Executive Officer and President. The August 2005 Employment Agreement becomes effective on August 6, 2005 (the "Effective Date"), superceding in its entirety Mr. Turner's current Employment Agreement with the Company, entered into on August 2, 2002, which terminates by its terms on such date.

     The August 2005 Employment Agreement has the following material terms and conditions:

     Term and Position. The August 2002 Employment Agreement provides for Mr. Turner to serve as President and Chief Executive Officer of the Company for a term of three years, subject to earlier termination as provided in the agreement. The August 2005 Employment Agreement also provides for Mr. Turner to be nominated for reelection as a director of the Company at the Company's 2006 Annual Meeting, at which time his current term as director is scheduled to expire.

     Compensation and Benefits. The August 2005 Employment Agreement provides for Mr. Turner to receive an annual base salary of $750,000 (the "Base Salary") as well as an annual performance bonus (the "Performance Bonus") of up to a maximum of two times his Base Salary, and various benefits, including, without limitation, life insurance, medical coverage, an annual deferred compensation contribution of $70,000 to the Company's Executive Perquisites Plan, and participation in other deferred compensation plans and programs in a manner similar to other senior executives at the Company, as well as certain professional services.

     Performance Bonus. The August 2005 Employment Agreement provides for Mr. Turner's Performance Bonus to be determined with respect to each fiscal year during the term of the agreement in accordance with the performance metrics (and the management business objectives included in the Company's Management Incentive Plan) approved annually by the Board of Directors for all senior executives of the Company. The August 2005 Employment Agreement provides that Mr. Turner's target annual Performance Bonus will be 100% of Base Salary, and that his Performance Bonus shall be paid in a mix of cash and discounted restricted stock (which shall not exceed 30% of the Performance Bonus) in such proportions and, generally on such terms, as the

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Board of Directors, in its discretion, may decide. Notwithstanding the foregoing, the portion of Mr. Turner's Performance Bonus paid in stock in lieu of cash shall vest immediately (subject to generally applicable transfer restrictions) and Mr. Turner may elect to receive up to 100% of his Performance Bonus in the form of discounted restricted stock.

     Long-Term Incentive Awards. Mr. Turner shall be eligible for consideration by the Human Resources of Compensation Committee of Board (the "Committee") for annual grants of stock options and other long-term incentive awards under the Company's 2002 Omnibus Stock Option and Long-Term Incentive Plan (the "2002 Plan"), or any successor plan, in the sole discretion of the Committee. All grants of stock options and restricted stock are subject to and conditioned upon the Company obtaining all necessary shareholder approvals, if any, and Mr. Turner entering into the Company's standard option and restricted stock agreements. The August 2005 Employment Agreement provides that not less than 35% of the calculated value of annual long-term incentive grants under the 2002 Plan (or subsequent plan) shall be provided to Mr. Turner in restricted stock, and that the terms and conditions governing the grant and exercise of options, and the grant and vesting of restricted stock, shall be substantially similar to such terms and conditions as are in effect as of the Effective Date.

     Termination. (a) Death, Cause or Resignation (Other Than For Good Reason). Under the August 2005 Employment Agreement, if Mr. Turner's employment with the Company is terminated by reason of his death, discharge for Cause (as defined in the agreement) or resignation for other than Good Reason (as defined in the agreement), Mr. Turner (or his estate, as the case may be) is entitled to receive his Base Salary through the effective date of such termination, any accrued but unpaid Performance Bonus for the prior fiscal year, and any other amounts to which Mr. Turner would be entitled to under the agreement up to the effective date of such termination. In such event, all unvested stock options and grants of restricted stock are forfeited by Mr. Turner. In the event of Mr. Turner's death, medical and insurance benefits are extended to his family through the end of the month that Mr. Turner would have attained age 65, and his estate will have up to eighteen months to exercise vested options.

     (b) Disability, Without Cause, or Resignation (For Good Reason). If Mr. Turner's employment is terminated by reason of Disability, discharge without Cause or by reason of Mr. Turner's resignation for Good Reason, he is entitled under the terms of the August 2005 Employment Agreement to receive: (i) his Base Salary through the effective date of termination, (ii) an amount equal to eighteen months of Annual Cash

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Compensation (defined as meaning the most recent annualized Base Salary paid or payable to Mr. Turner, plus the average Performance Bonus paid or payable to Mr. Turner for the three most recent completed fiscal years of employment), (iii) any accrued but unpaid Performance Bonus for the prior fiscal year, (iv) a prorated Performance Bonus payable in respect of the fiscal year of termination, if applicable, and (v) any other amounts to which Mr. Turner would be entitled under the August 2005 Employment Agreement up to the effective date of termination.

     Mr. Turner will continue to receive for eighteen months following termination, the life insurance and the Executive Perquisites Plan and deferred compensation benefits provided for under the August 2005 Employment Agreement, and the medical benefits provided for in the agreement shall continue through February 2010 (subject to extension). In addition, Mr. Turner will fully vest in all benefits under Company plans, and all of his stock options and restricted stock grants shall vest, and Mr. Turner shall have eighteen months from the date of the termination of employment to exercise any vested options which he holds.

     (c) Retirement. The August 2005 Employment Agreement permits Mr. Turner to terminate the agreement upon reaching Retirement (i.e., when the sum of his age and years of continuous full-time employment by the Company total 65 or more). In such event, all medical benefits shall continue until Mr. Turner attains age 65, vested options remain exercisable after Retirement in accordance with their terms, and a specified percentage of unvested restricted stock (between 50% and 100% depending upon the precise time of Mr. Turner's Retirement) vests.

     (d) Change-in-Control. Mr. Turner's August 2005 Employment Agreement provides that if his employment is terminated by the Company for any reason other than Cause, or in the event that he resigns for Good Reason, within eighteen months after a Change-in-Control (as defined in the agreement), the Company will pay Mr. Turner a lump sum cash payment in lieu of the severance payments summarized above in an amount equal to 2.99 times the sum of (i) Mr. Turner's then current annual Base Salary in effect at the date of termination, plus (ii) the average Performance Bonus paid or payable to Mr. Turner for the three most recent full fiscal years of the Company, plus (iii) the maximum amount allowable under the Executive Perquisite Program during the most recent calendar year of the Company. In addition, the Company shall pay Mr. Turner within 10 days after such termination (i) his Base Salary accrued through the date of such termination at the rate in effect immediately prior to such date;
(ii) any accrued but unpaid Performance Bonus for the prior fiscal year; (iii) any prorated Performance Bonus up to the date of such termination calculated by reference to Mr. Turner's target Performance Bonus, as determined by the

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Committee for the current fiscal year; and (iv) any other amounts to which he is entitled under the terms of the August 2005 Employment Agreement up to the date of such termination.

     In addition, in the event of the termination of his employment by reason of a Change-in-Control, Mr. Turner (together with, as applicable, his beneficiaries and dependents) will become fully vested in, and will continue for four years (subject to extension of up to three additional years in certain circumstances, and until Mr. Turner reaches age 65 if he qualifies under the Company's Retirement Plan) to participate fully in (at no additional cost to Mr. Turner) all life insurance plans, accident and health plans and other welfare plans maintained or sponsored by the Company prior to termination. In such circumstances, Mr. Turner will also become fully vested in the Company retirement plans, and all non-qualified plans, and the Company will be required to pay Mr. Turner an amount equal to the sum of all benefits accrued under the Company's non-qualified plans, and 2.99 times the average benefit accrued and/or Company contributions made to the retirement plans and non-qualified plans over the last three fiscal years prior to termination. Mr. Turner's August 2005 Employment Agreement further provides for the payment to Mr. Turner of amounts equal to any excise tax due as any payment or benefit constituting a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986 (the "Code"), together with amounts necessary to gross-up Mr. Turner for any taxes due with respect thereto.

     (e) Post Termination Obligations. Mr. Turner agrees under the terms of the August 2005 Employment Agreement: (i) during the term of the agreement and for three years thereafter, to provide reasonable assistance to the Company in connection with any litigation and/or governmental investigation or review involving the Company (subject to receiving reasonable compensation and reimbursement of expenses), (ii) to not knowingly use for his own benefit or disclose to any person any confidential information relating to the Company (subject to standard exceptions), (iii) that all intellectual property rights relating to the business of the Company developed during the period of his employment with the Company are owned by the Company; and (iv) during the term of the agreement and for eighteen months thereafter, not to engage in any business that competes with Company Business (as defined in the agreement) anywhere in the world, or disturb or interfere with any business relationship between the Company and its customers, suppliers or business associates (including its employees).

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, GTECH Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GTECH HOLDINGS CORPORATION


                                     By: /s/ Walter G. DeSocio
                                         ---------------------------------
                                         Walter G. DeSocio
                                         Senior Vice President, General Counsel,
                                         and Secretary


Dated:  August 5, 2005

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